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                                                                 EXHIBIT 10.30

    AMENDMENT NO. 1 TO CONVERTIBLE NOTE

    THIS AMENDMENT NO. 1 TO CONVERTIBLE NOTE (the "Amendment") is entered into by and between Java Centrale, Inc., a California corporation (the "Borrower") and Legong Investments, N.V., a Netherlands Antilles corporation ("Legong"), to be effective as of July 10, 1997 (the "Effective Date").


                                   R E C I T A L S

    A.   On or about December 15, 1995 the Borrower borrowed Two Million
Dollars ($2,000,000) from Legong pursuant to a Convertible Note (the "Note") and certain related agreements including a Registration Rights Agreement and a Note Purchase Agreement (the "Related Agreements").

    B. The Note included provisions which allowed Legong to convert portions of the principal balance thereof into shares of the Borrower's common stock, pursuant to which Legong has from time to time so converted a total of One Million Dollars ($1,000,000) in principal balance of the Note, leaving a remaining principal balance, as of the date of this Amendment, of One Million Dollars ($1,000,000.00).

    C. The parties now wish to amend the Note in several respects. As so amended, the parties intend to secure the Note, pursuant to a Security Agreement of even date herewith, by granting Legong a security interest in all of the outstanding shares of Borrower's wholly-owned subsidiary Paradise Bakery, Inc., a Delaware corporation ("PBI").


                                  A G R E E M E N T

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and other conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is by all parties hereto acknowledged and accepted, the parties do agree as follows:

    1.   CURRENT PRINCIPAL BALANCE OF THE NOTE; INCREASE IN PRINCIPAL BALANCE.

         (a) As of the date of this Amendment the current principal balance owing on the Note is One Million, One Hundred Thousand Dollars ($1,000,000).

         (b) In consideration of this Amendment, the principal balance of the Note shall for all purposes hereafter be deemed increased by (i) Forty-Four Thousand, Seven Hundred Dollars ($44,700), which is the amount of all accrued and unpaid interest on the Note from December 15, 1996 to date, plus (ii) Two Hundred Fifty Thousand Dollars ($250,000), so that commencing with the date of this Amendment the principal amount of the Note shall for all purposes be One Million, Two Hundred Ninety-Four Thousand, Seven Hundred Dollars ($1,294,700) (the "Adjusted Principal Balance").

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    2.   CHANGE OF MATURITY DATE; EXTENSION.

         (a) Except as provided in paragraph (b), below, from and after the Effective Date of this Amendment the principal balance of the Note shall be due and payable on October 1, 1997 (the "Adjusted Maturity Date").

         (b) Borrower shall have the right, in its sole and absolute discretion, to extend the Adjusted Maturity Date to a later date; PROVIDED, HOWEVER, that the Adjusted Maturity Date may not be so extended to a date falling after January 1, 1998; and PROVIDED, FURTHER, that if the Adjusted Maturity Date is so extended the Adjusted Note Balance shall be automatically increased by Fifty-Two Thousand Dollars ($52,000).

    3.   AMENDMENT TO ARTICLE I.

         From and after the Effective Date of this Amendment, Article I,
Section 1.1, of the Note shall be hereby amended and replaced in its entirety, to read hereafter as follows:

         1.1 So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable at any time after the date hereof to prepay this Note in whole or in any part in accordance with this Section 1.1. Notice of any such prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower, and shall state (1) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (2) the principal amount to be prepaid and (3) the date of prepayment, which may be the date on which such notice is given or any later date fixed by the Borrower. On the date fixed for prepayment, the Borrower shall make payment of accrued and unpaid interest on the principal amount to be so prepaid.

    It is recognized, understood, and agreed that a principal effect of the foregoing amendment is to eliminate from the terms of the Note any penalty on the Borrower for prepayments of the Note in the future.

    4. ELIMINATION OF ARTICLE II. From and after the Effective Date of this Amendment, Article II of the Note shall be deleted and eliminated in its entirety, so that it shall hereafter be of no further force nor effect.

    5. AMENDMENT OF ARTICLE III. From and after the Effective Date of this Amendment, Article III of the Note shall be deemed amended hereby so that, notwithstanding anything to the contrary in the Note or elsewhere:

         (a) If any of the Events of Default enumerated in Article III shall occur, Lender's sole remedies shall be that (i) the Note shall, at Lender's option, become immediately due and

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payable and (ii) Lender shall have those additional rights granted to it in that certain Security Agreement of even date herewith (the "Lender's Security Agreement").

         (b) Section 3.2 of Article III shall be deleted and eliminated in its entirety so that the said Section shall hereafter be of no further force nor effect.

         (c) Clause (2) of that final portion of Article III which follows after Section 3.7 thereof (from the words "an amount" through the words "this Note"), shall be deleted and eliminated in its entirety, so that the said clause shall hereafter be of no further force nor effect.

    6.   GRANT OF WARRANTS.

         (a) Simultaneously with the execution of this Amendment, Borrower shall grant to Legong nontransferable stock purchase warrants representing the right to purchase up to Two Hundred Fifty Thousand (250,000) shares of Borrower's common stock (the "Warrant Shares") at a warrant exercise price equal to Seventy-Five Cents ($0.75) per share (the "Legong Warrants"). The Legong Warrants shall expire on June 1, 2000.

         (b) The Legong Warrants shall be redeemable by Borrower at a redemption price of Five Cents ($0.05) per Warrant Share if the closing sale price for Borrower's common stock shall have exceeded Two Dollars ($2.00) per share for not less than twenty (20) trading days immediately prior to the date on which Borrower shall give Legong written notice of its intent to so redeem the Legong Warrants. In the event that Borrower shall give Legong notice of its intent to redeem the Legong Warrants as described in this paragraph (b), Legong shall have the right to exercise its rights under the Legong Warrants at any time within the ten (10) business days following the date on which such notice is first given to Legong.

         (c) Borrower will file with the Securities and Exchange Commission (the "SEC") a form of registration statement on which the Warrant Shares are eligible to be registered (an "Eligible Registration Statement"), and shall register the Warrant Shares thereon, on or before (i) January 15, 1998, or (ii) such earlier date on which Borrower files an Eligible Registration Statement with the SEC.

    7.   SECURITY FOR THE NOTE; COVENANTS OF THE BORROWER.

         (a) Pursuant to the Lender's Security Agreement, the Note as amended hereby will be secured by all of Borrower's shares of stock (the "PBI Shares") in its wholly-owned subsidiary Paradise Bakery, Inc. ("PBI").

         (b) Borrower and PBI currently have certain outstanding obligations secured by the PBI Shares and/or the assets of PBI, including (i) amounts outstanding under a term loan to PBI from Imperial Bank in the approximate amount of Seven Hundred Thousand Dollars ($700,000) in principal amount, plus interest currently due thereon (the "Imperial Bank Loan"),


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(ii) certain trade payables and other accrued liabilities of under One Million
Dollars ($1,000,000) in the aggregate, (iii) amounts outstanding under a loan to Borrower by Alta Petroleum, Inc. in the principal amount of approximately Five Hundred Seventy-Five Thousand Dollars ($575,000), secured by both the PBI Shares and (subject to prior claims arising under the Imperial Bank Loan) all or substantially all of PBI's assets, and (iv) that certain promissory note of Borrower held by Chart House Enterprises, Inc., with a current principal balance of approximately Four Hundred Fifty Thousand Dollars ($450,000), which is secured by certain purchase-money notes from PBI franchisees.

         (c) Borrower hereby covenants and agrees that, until such time as the Note, as amended hereby, has been paid in full, or Legong agrees otherwise in writing:

         (i) Borrower shall not sell or transfer the PBI Shares, or (except in the ordinary course of business) any material portion of the assets of PBI, to any other party.

         (ii)  Borrower shall not pay any dividends on the PBI Shares.

         (iii) The aggregate direct liabilities of PBI, whether or not secured, shall not exceed at any time One Million Eight Hundred Thousand Dollars ($1,800,000) (the "PBI Debt Limit").

         (iv) The aggregate direct liabilities of Borrower which are specifically secured by any interest in the PBI Shares shall not exceed at any time One Million Five Hundred Thousand Dollars ($1,500,000) (the "PBI Debt Limit").

         (v) Neither Borrower nor PBI shall hereafter incur new debt obligations, specifically secured by an interest in the assets of PBI, in excess of One Hundred Thousand Dollars ($100,000) in principal balance.

         (vi) In the event that Borrower shall hereafter succeed in obtaining any debt or equity funding in excess of One Million, Six Hundred Thousand Dollars ($1,600,000) any such funding in excess of that amount shall be used to pay down the outstanding principal balance of, and any interest then due on, the Note.

         (d) Legong hereby covenants and agrees that the Note may be subordinated to any existing or future debt obligation or obligations of Borrower which may be secured by the PBI Shares; PROVIDED that following the date on which such debt is incurred the total amount of Borrower's debt secured by the PBI Shares does not exceed One Million, Five Hundred Thousand Dollars ($1,500,000) in principal balance.

         (e) Any breach of the covenants described in this Section 7 shall be deemed a breach of the Note within the meaning of Article III, Sections 3.1 and
3.3 thereof.


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    8.   WAIVER OF DEFAULTS.  Borrower and Legong mutually acknowledge and agree that as of the date of this Amendment there has been no default under, breach of, or non-compliance with any portion of the Note or the Related Agreements by any party to them, and waive any such default, breach, or non-compliance which may have occurred prior to the Effective Date.

    9. ABROGATION OF REGISTRATION RIGHTS AGREEMENT. From and after the Effective Date of this Amendment, the Registration Rights Agreement referred to in Recital A, above, shall be mutually rescinded, revoked, and eliminated in its entirety, so that it shall hereafter be of no further force nor effect.

    10.  Continued Validity of the Terms of the Note Not Amended
         HEREBY; AMENDMENT GOVERNED BY ARTICLE IV OF THE NOTE  .

         (a) Nothing contained in this Amendment shall be construed as altering, waiving, or supplementing any of the terms or covenants of the Note or any of the parties thereto, except and only to the extent described above.

         (b)  This Amendment shall be governed by all of the provisions of
Article IV of the Note.

    11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, Borrower and Legong have caused this Amendment to be signed in their respective names by their duly authorized officers, to be effective as of the day and year first above written.

BORROWER:                          JAVA CENTRALE, INC.


                                  By:
                                     --------------------------------
                                       Name:  Gary C. Nelson
                                       Title: President

LEGONG:                           LEGONG INVESTMENTS, N.V.


                                  By:
                                    --------------------------------
                                       Name:
                                       Title:


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